Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                       Statement of Assets and Liabilities
                               September 30, 2004
                                   (Unaudited)
--------------------------------------------------------------------------------



Assets


Cash and cash equivalents                                                 $        4,055,880
Investments in investment funds, at fair value (Cost: $68,264,598)                73,146,328
Receivable from investment funds                                                   2,127,374
Other assets                                                                          56,318
                                                                         --------------------

      Total assets                                                                79,385,900
                                                                         --------------------
Liabilities


Contributions received in advance                                                  1,121,750
Redemptions payable                                                                1,307,160
Management fee payable                                                               255,345
Offering costs payable                                                                 5,182
Accounts payable and accrued expenses                                                227,713
                                                                         --------------------

      Total liabilities                                                            2,917,150
                                                                         --------------------


        Members' Capital ( 72,324.720 units outstanding)                  $       76,468,750
                                                                         ====================
      Net Asset Value per unit                                            $         1,057.30
                                                                         ====================






The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Schedule of Investments
                               September 30, 2004
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                    Cost            Fair Value          % of Members'
                                                                                                           Capital
      Fixed Income Arbitrage
        Alliance High Grade Strategy Partners, L.P. - a  $       1,290,000    $       1,419,054              1.86%
        Concordia 1, L.P. - a                                    3,130,000            3,234,940              4.23%
        PIMCO Global Relative Value Fund, L.L.C. - b             3,060,000            2,924,528              3.82%

      Event Driven
        Brencourt Multi-Strategy, L.P. - b               $         800,000    $         949,828              1.24%
        Canyon Value Realization Fund, L.P. - b                  1,300,000            1,547,042              2.02%
        GoldenTree High Yield Partners, L.P. - b                 1,350,000            1,832,674              2.40%
        Lydian Partners II, L.P. - b                             1,300,000            1,434,685              1.88%
        MW Post Opportunity Fund L.P. - b                        1,280,000            1,663,573              2.17%
        Purchase Associates II, L.P. - b                           800,000              862,228              1.13%
        Taconic Capital Partners 1.5, L.P. - b                   2,878,848            3,003,978              3.93%
        West Broadway Partners, L.P. - b                           800,000              807,861              1.06%

      Equity Arbitrage
        Frontpoint Utility & Energy, L.P. - b            $       5,050,000    $       5,375,892              7.03%
        Pentangle Partners, L.P. - a                             5,817,000            6,040,527              7.90%
        SSI Long/Short Equity Market Neutral, L.P. - b           4,707,000            4,578,051              5.99%

      Discretionary
        Basswood Opportunity Partners L.P.- b            $       3,500,000    $       3,587,487              4.69%
        Chilton Small Cap Partners, L.P. Class A - c             3,620,000            4,251,418              5.56%
        Delta Institutional, L.P. - b                            2,290,000            3,183,433              4.16%
        North River Partners, L.P. - d                           2,370,000            3,003,562              3.93%
        North Sound Legacy Insitutional Fund, L.L.C. - b         4,500,000            4,772,982              6.24%
        Prism Partners I, L.P. - b                               5,500,000            5,959,112              7.79%
        The Capital Hedge Fund Ltd - a                           5,500,000            5,410,794              7.08%
        Willow Creek Capital Partners, L.P. - b                  3,800,000            3,886,460              5.08%
        Woodallen Global Fund L.P. - b                           2,500,000            2,294,469              3.00%
                                                       ----------------------------------------------------------------------
Total Investments In Investment Funds                    $      67,142,848    $      72,024,578             94.19%

Short Term Investments
        BlackRock PIE Temp Fund                          $       1,121,750    $       1,121,750              1.47%
                                                       ----------------------------------------------------------------------
Total Investments                                        $      68,264,598    $      73,146,328             95.66%

Other Assets, less Liabilities                                                $       3,322,422              4.34%
                                                                             -----------------------  -----------------------
Members' Capital                                                              $      76,468,750            100.00%
                                                                             =======================  =======================

Note: Investments in underlying Investment Funds are categorized by investment strategy.

a - Redemptions permitted monthly
b - Redemptions permitted quarterly
c - Redemptions permitted annually
d - Redemptions permitted semi-annually


   The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Statement of Operations
             For the period April 1, 2004 through September 30, 2004
                                   (Unaudited)
--------------------------------------------------------------------------------




Investment Income
    Interest                                                              $           13,407
                                                                         ----------------------

        Total investment income                                                       13,407
                                                                         ----------------------

Expenses
    Management fees                                                                  711,106
    Professional fees                                                                 58,984
    Amortization of offering costs                                                    67,050
    Administration fees                                                              107,026
    Marketing fees                                                                    20,970
    Custodian fees                                                                     6,274
    Directors' fees and expenses                                                       5,521
    Miscellaneous expenses                                                            12,505
                                                                         ----------------------

        Total expenses                                                               989,436
                                                                         ----------------------

        Net investment loss                                                         (976,029)
                                                                         ----------------------

Realized and unrealized gain on investments:

Net realized gain on investments                                                     328,161
Net change in unrealized depreciation on investments                                (335,664)
                                                                         ----------------------

Net realized and unrealized loss on investments                                      (7,503)
                                                                         ----------------------

Decrease in members' capital derived from investment activities           $          (983,532)
                                                                         ======================



   The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                    Statements of Changes in Members' Capital

 For the periods April 1, 2004 through September 30, 2004 and the year ended March 31, 2004

                                  (Unaudited)
--------------------------------------------------------------------------------

                                                                               Six Months Ended           Year Ended
                                                                               September 30, 2004       March 31, 2004

From investment activities

   Net investment loss                                                         $       (976,029)       $      (1,640,455)
   Net realized gain on investments                                                     328,161                   153,563
   Net change in unrealized appreciation (depreciation) on investments                 (335,664)                5,066,719
                                                                              ---------------------   --------------------
      Decrease in members' capital
      derived from investment activities                                               (983,532)                3,579,827

Members' capital transactions

   Capital contributions                                                             21,206,681                28,484,025
   Capital withdrawals                                                               (2,370,566)               (1,299,715)
                                                                              ----------------------   -------------------

      Increase in members' capital
      derived from capital transactions                                              18,836,115                27,184,310


      Members' capital at beginning of period                                        58,616,167                27,852,030


      Members' capital at end of period (72,324.720 and                         $    76,468,750        $       58,616,167
      54,616.963 units outstanding at September 30, 2004 and                  ======================   ===================
      March 31, 2004 respectively)






  The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Statement of Cash Flows
                       Six Month Ended September 30, 2004
                                   (Unaudited)
--------------------------------------------------------------------------------




Cash flows from operating activities
Decrease in members' capital derived from investment activities             $        (983,532)
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash used in operating activities:
    Increase in investment funds, at fair value
                                                                                  (17,059,636)
    Increase in receivable from investment funds                                   (1,818,415)
    Decrease in other assets                                                           65,773
    Increase in management fee payable                                                156,701
    Decrease in offering costs payable                                                (52,482)
    Decrease in accounts payable and accrued expenses                                (214,664)
                                                                           ----------------------------
      Net cash used in operating activities                                       (19,906,255)

Cash flows from financing activities
    Capital contributions                                                          21,206,681
    Capital withdrawals                                                            (1,534,425)
    Decrease in contributions received in advance                                  (3,080,450)
                                                                           ----------------------------
      Net cash provided by financing activities                                    16,591,806

                                                                           ----------------------------
        Net decrease in cash and cash equivalents                                  (3,314,449)

        Cash and cash equivalents at beginning of period                            7,370,329
                                                                           ----------------------------
        Cash and cash equivalents at end of period                          $       4,055,880
                                                                           ============================


Supplment non-cash information:

Included in capital withdrawals on the accompanying Statement of Changes in Members' Capital, are redemptions payable of $836,141.




   The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                              Financial Highlights

  For Six Month Ended September 30, 2004 and for the Year Ended March 31, 2004

                                   (Unaudited)
--------------------------------------------------------------------------------
For a unit outstanding throughout the period

                                                                           Six Months Ended              Year Ended
                                                                           September 30, 2004       March 31, 2004


Net Asset Value, beginning of period:                                     $          1,073.22    $            993.27
                                                                         =====================  =====================
    Income from investment operations:
    Net investment loss                                                                (14.59)                (34.35)
    Net realized and unrealized gain (loss) on investments                              (1.33)                114.30
                                                                         ---------------------  ---------------------
    Total from investment operations                                                   (15.92)                 79.95
                                                                         ---------------------  ---------------------

Net Asset Value, end of period:                                           $          1,057.30    $          1,073.22
                                                                         =====================  =====================
Total Return                                                                          (1.48%) **               8.05%

Ratios/Supplemental Data:
Net assets, end of period                                                 $        76,468,750    $        58,616,167
                                                                         =====================  =====================
Portfolio turnover                                                                      8.50% *               22.76%
Ratio of expenses to average net assets                                                 2.77% *                3.31%
Ratio of net investment loss to average net assets                                    (2.74%) *              (3.28%)


 * Annualized.
 ** Total return for a period of less than a full year is not annualized.



The above ratios may vary for individual investors based on the timing of capital transactions during the period.




   The accompanying notes are an integral part of these financial statements.

                       Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                       Statement of Assets and Liabilities
                               September 30, 2004
                                   (Unaudited)
 -------------------------------------------------------------------------------



 Assets


 Cash and cash equivalents                                              $         15,196,606
 Investments in investment funds, at fair value (Cost: $172,546,402)             180,726,622
 Receivable from investment funds                                                  2,928,711
 Other assets                                                                         80,898
                                                                        ---------------------

       Total assets                                                               198,932,837
                                                                        ---------------------

 Liabilities


 Contributions received in advance                                                 5,467,150
 Redemptions payable                                                               5,747,987
 Management fee payable                                                              703,960
 Offering costs payable                                                                5,182
 Accounts payable and accrued expenses                                               387,636
                                                                        ---------------------

       Total liabilities                                                          12,311,915
                                                                        ---------------------

             Members' Capital (172,520.805 units outstanding)           $        186,620,922
                                                                        =====================

       Net Asset Value per unit                                         $           1,081.73
                                                                        =====================





The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Schedule of Investments
                               September 30, 2004
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                         Cost            Fair Value          % of Members'
                                                                                                                Capital

      Fixed Income Arbitrage
           Alliance High Grade Strategy Partners, L.P. - a   $       2,470,000    $       2,631,463              1.41%
           Concordia I, L.P. - a                                     4,570,000            4,725,565              2.53%
           PIMCO Global Relative Value Fund, L.L.C. - b              4,250,000            4,073,729              2.18%

      Event Driven
           Brencourt Multi-Strategy, L.P. - b                $       3,960,000    $       4,259,190              2.28%

           Canyon Value Realization Fund, L.P. - b                   5,150,000            5,635,482              3.02%
           Centaurus Alpha Fund L.P. - a                             5,500,000            5,848,833              3.13%
           GoldenTree High Yield Partners, L.P. - b                  2,460,000            3,306,358              1.77%
           Lydian Partners II, L.P. - b                              5,910,000            6,038,634              3.24%
           Polaris Vega Investors L.P. - a                           3,500,000            3,484,732              1.87%
           MW Post Opportunity Fund, L.P. - b                        2,000,000            2,589,425              1.38%
           Purchase Associates II, L.P. - b                          3,360,000            3,470,668              1.86%
           Taconic Capital Partners 1.5, L.P. -b                     6,922,252            7,225,818              3.87%
           West Broadway Partners, L.P. - b                          4,370,000            4,223,029              2.26%

      Equity Arbitrage
           Frontpoint Utility & Energy, L.P. - b             $       8,000,000    $       8,375,418              4.49%
           Pentangle Partners, L.P. - a                              8,468,500            8,521,643              4.57%
           SSI Long/Short Equity Market Neutral,                     1,708,500            1,644,501              0.88%
           L.P. - b

      Discretionary
           Basswood Opportunity Partners L.P.- b             $      12,000,000    $      12,340,609              6.61%
           Chilton Small Cap Partners, L.P. Class A - c              8,720,000            9,568,737              5.13%
           Delta Institutional, L.P. - b                            12,100,000           13,970,880              7.49%
           North River Partners, L.P. - d                            6,720,000            8,022,734              4.30%
           North Sound Legacy Institutional, L.L.C. - b             14,000,000           14,390,724              7.71%
           Prism Partners I, L.P. - b                               12,000,000           12,801,734              6.86%
           The Capital Hedge Fund Ltd - a                           12,000,000           11,789,224              6.32%
           Willow Creek Capital Partners, L.P. - b                   6,940,000            7,088,096              3.80%
           Woodallen Global Fund L.P. - b                           10,000,000            9,232,246              4.95%
                                                  --------------------------------------------------------------------------------
Total Investments In Investment Funds                       $      167,079,252    $     175,259,472             93.91%

Short Term Investments
          BlackRock PIF Temp Fund                           $        5,467,150    $       5,467,150              2.93%
                                                  --------------------------------------------------------------------------------
Total Investments                                           $      172,546,402    $     180,726,622             96.84%


Other Assets, less Liabilities                                                    $       5,894,300              3.16%
                                                                                ------------------------   -----------------------

Members' Capital                                                                  $     186,620,922            100.00%
                                                                                ========================   =======================


 Note: Investments in underlying Investment Funds are categorized by investment strategy.

 a - Redemptions permitted monthly
 b - Redemptions permitted quarterly
 c - Redemptions permitted annually
 d - Redemptions permitted semi-annually
The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Statement of Operations
             For the period April 1, 2004 through September 30, 2004
                                   (Unaudited)
--------------------------------------------------------------------------------



Investment Income
    Interest                                                           $              33,547
                                                                       -----------------------

         Total investment income                                                      33,547
                                                                       -----------------------

Expenses
      Management fees                                                              1,831,344
      Administration fees                                                            245,008
      Professional fees                                                               75,529
      Amortization of offering costs                                                  67,050
      Marketing fees                                                                  45,880
      Custodian fees                                                                   7,178
      Directors' fees and expenses                                                    12,528
      Miscellaneous expenses                                                          22,234
                                                                       -----------------------

        Total expenses                                                             2,306,751
                                                                       -----------------------

        Net investment loss                                                       (2,273,204)
                                                                       -----------------------

Realized and unrealized gain on investments:

Net realized gain on investments                                                    669,743
Net change in unrealized depreciation on investments                               (543,491)
                                                                       -----------------------

Net realized and unrealized gain on investments                                     126,252
                                                                       -----------------------

Decrease in members' capital derived from investment activities        $          (2,146,952)
                                                                       =======================










The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                    Statements of Changes in Members' Capital

            For the periods April 1, 2004 through September 30, 2004
                        and the year ended March 31, 2004

                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                             Six Months Ended               Year Ended
                                                                             September 30, 2004            March 31, 2004
From investment activities
    Net investment loss                                                   $         (2,273,204)      $            (2,437,028)
    Net realized gain on investments                                                   669,743                        307,192
    Net change in unrealized appreciation (depreciation) on investments               (543,491)                     8,496,546
                                                                         ----------------------     --------------------------

      Increase (Decrease) in members' capital
      derived from investment activities                                            (2,146,952)                     6,366,710

Members' capital transactions

    Capital contributions                                                           92,940,851                     61,119,628
    Capital withdrawals                                                             (7,451,259)                   (2,634,723)
                                                                         ----------------------     --------------------------

      Increase in members' capital
      derived from capital transactions                                             85,489,592                     58,484,905



      Members' capital at beginning of period                                      103,278,282                     38,426,667
                                                                         ----------------------     --------------------------

      Members' capital at end of period (172,520.805 and
      93,942.933 units outstanding at September 30, 2004                  $        186,620,922       $            103,278,282
      and March 31, 2004, respectively)                                   =====================     ==========================



The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Statement of Cash Flows
                       Six Month Ended September 30, 2004
                                   (Unaudited)
--------------------------------------------------------------------------------



Cash flows from operating activities
Decrease in members' capital derived from investment activities          $        (2,146,952)
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash used in operating activities:
    Increase in investment funds, at fair value                                  (66,617,734)
    Increase in receivable from investment funds                                  (2,449,861)
    Decrease in receivable from affiliate                                                -
    Decrease in other assets                                                          70,592
    Increase in management fee payable                                               508,438
    Decrease in offering costs payable                                              (104,450)
    Decrease in accounts payable and accrued expenses                               (106,954)
                                                                       ----------------------
      Net cash used in operating activities                                      (70,846,921)

Cash flows from financing activities
    Capital contributions                                                         92,940,851
    Capital withdrawals                                                           (2,134,305)
    Decrease in contributions received in advance                                (16,603,025)
                                                                       ----------------------
      Net cash provided by financing activities                                   74,203,521

                                                                       ----------------------
      Net increase in cash and cash equivalents                                    3,356,600

      Cash and cash equivalents at beginning of period                            11,840,006
                                                                       ----------------------
      Cash and cash equivalents at end of period                         $        15,196,606
                                                                       ======================



 Supplment non-cash information:

 Included in capital withdrawals on the accompanying Statement of Changes in Members' Capital, are redemptions payable of $5,316,954.









The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                              Financial Highlights

  For Six Month Ended September 30, 2004 and for the Year Ended March 31, 2004

                                   (Unaudited)
--------------------------------------------------------------------------------
For a unit outstanding throughout the period

                                                                          Six Months Ended               Year Ended
                                                                          September 30, 2004            March 31, 2004


Net Asset Value, beginning of period:                                  $           1,099.37          $           995.86
                                                                      ======================        ====================
    Income from investment operations:
    Net investment loss                                                              (15.20)                     (36.19)
    Net realized and unrealized gain (loss) on investments                            (2.44)                     139.70
                                                                      ----------------------        --------------------
    Total from investment operations                                                 (17.64)                     103.51


Net Asset Value, end of period:                                        $           1,081.73          $         1,099.37
                                                                      ======================        ====================

Total Return                                                                          (1.6%) **                  10.39%

Ratios/Supplemental Data:
Net assets, end of period                                              $        186,620,922          $      103,278,282
                                                                      ======================        ====================
Portfolio turnover                                                                    4.56% *                    21.29%
Ratio of expenses to average net assets                                               2.82% *                     3.43%
Ratio of net investment loss to average net assets                                  (2.78%) *                   (3.40%)


*   Annualized.
**  Total return for a period of less than a full year is not annualized.


The above ratios may vary for individual investors based on the timing of capital transactions during the period.







 The accompanying notes are an integral part of these financial statements.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2004
--------------------------------------------------------------------------------

  1.  Organization

      Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC ("the Company") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company is also registered under the Securities Act of 1933 ("1933 Act"). The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series M. The investment objective of Multi-Strategy Series M is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series M can be described as a fund of hedge funds.

      Units of Multi-Strategy Series M are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series M from each Member is $25,000 (and was $50,000 from January 1, 2003 to November 1, 2003); the minimum additional investment is $10,000.

      Citigroup Alternative Investments LLC ("CAI", or the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series M's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series M's assets to various Investment Funds. AMACAR Partners, Inc. is the managing member of Multi-Strategy Series M and has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series M to the Board of Directors.

  2.  Significant Accounting Policies

      Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memoranda. Multi-Strategy Series M values these investments at fair value based on financial data supplied by the Investment Funds.

      a.  Portfolio Valuation

      The net asset value of Multi-Strategy Series M is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.


                                       -8-              (continued)

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2004 (continued)
--------------------------------------------------------------------------------

      Multi-Strategy Series M's investments in Investment Funds are carried at fair value as determined by Multi-Strategy Series M's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets will charge Multi-Strategy Series M, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

      As a general matter, the fair value of Multi-Strategy Series M's investment in an Investment Fund represents the amount that Multi-Strategy Series M can reasonably expect to receive from an Investment Fund if Multi-Strategy Series M's investment were redeemed at the time of valuation, based on information available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. Multi-Strategy Series M does not take a liquidity discount on any Investment Funds held. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

      b.  Fund Expenses

      Multi-Strategy Series M bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series M's account; professional fees; costs of insurance; registration expenses; and expenses of meetings of the Board of Directors. Costs incurred in connection with the initial offering were deferred and amortized over the first twelve months of operations; costs incurred in connection with Multi-Strategy Series M's subsequent registration under the 1933 Act have been deferred and are being amortized over the twelve months commencing after the effective date of such registration statement.

      c.  Income Taxes

      Multi-Strategy Series M currently intends to operate as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Each Member will be required to report on his, her or its own annual tax return the Member's distributive share of Multi-Strategy Series M's taxable income or loss.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2004 (continued)
--------------------------------------------------------------------------------

      d.  Cash and Cash Equivalents

      Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account which pays money market rates and are accounted for at cost plus accrued interest.

      e.  Contributions Received in Advance

      Contributions received in advance of $1,121,750 represents subscriptions received to be credited to Members' capital accounts on October 1, 2004. Such amount is largely represented within the short term investments balance as depicted in the accompanying schedule of investments.

      f.  Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series M's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

  3.  Management Fee, Administrative Fee, Related Party Transactions and Other

      CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series M. CAI acts primarily to evaluate and select Investment Managers, to allocate assets, to establish and apply risk management procedures, and to monitor overall investment performance. In addition, CAI also provides office space and other support services. In consideration for such services, Multi-Strategy Series M will pay the Adviser a monthly management fee equal to 0.167% (2.00% on an annualized basis) of end of month Members' capital. The Adviser will pay a portion of the fee to its affiliates.

      In addition, CAI allocated certain marketing related expenses of $20,970 to Multi-Strategy Series M during the six months ended September 30, 2004.

      Placement agents may be retained by the Company to assist in the placement of Units. A placement agent affiliated with the Adviser, will generally be entitled to receive a fee from each investor in the Company whose Units the Agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

      Citigroup Global Markets, Inc. ("CGM"), an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc. serves as a placement agent of the Multi-Strategy Series M Units. For the six months ended September 30, 2004, CGM earned $226,300 in placement fees on Multi-Strategy Series M Units. Such fees are deducted from an investor's gross contribution amount.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2004 (continued)
--------------------------------------------------------------------------------


      The Company has entered into agreements with third parties to act as additional placement agents for Multi-Strategy Series M Units. Placement fees may range from 0 to 3%. In addition, the Adviser, and/or its affiliates, will pay the placement agents an annual fee, payable monthly in arrears. The fee shall be paid from the Adviser's own resources (or those of its affiliates).

      Multi-Strategy Series M pays CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain expenses. CAI, as Administrator, has retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of PNC Bank, N.A., to assist in the performance of its administrative duties. PFPC provides certain accounting, record keeping, tax and investor related services.

      Each Director who is not an "interested person" of Multi-Adviser Hedge Fund Portfolios LLC, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $500. Such Director fees are allocated to each series pro-rata, based on the relative net assets of each series. Any Director who is an "interested person" does not receive any annual or other fee from Multi-Adviser Hedge Fund Portfolios LLC. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series M for the six months ended September 30, 2004 were $5,521.

      PFPC Trust Company (an affiliate of PNC Bank, N.A.) serves as custodian of Multi-Strategy Series M's assets and provides custodial services for Multi-Strategy Series M. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series M.

  4.  Securities Transactions

      The following table lists the aggregate purchases, proceeds from sales of Investment Funds, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation as of September 30, 2004. At September 30, 2004, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes.

                                                  Period to Date    Inception to
                                                                        Date
      Aggregate purchases                           $23,000,000      $81,419,848
      Aggregate proceeds from sales                 $ 2,827,375      $14,756,039
      Gross unrealized appreciation                 $   205,729      $ 5,440,888
      Gross unrealized depreciation                 $   541,393      $   559,158
      Net unrealized appreciation (depreciation)    $  (335,664)     $ 4,881,730

      Receivable from investment funds represents partial redemptions as of September 30, 2004.


  5.  Contributions, Redemptions, and Allocation of Income

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2004 (continued)
--------------------------------------------------------------------------------


      Generally, initial and additional subscriptions for Units may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for Units in Multi-Strategy Series M. The Board of Directors from time to time and in its complete and exclusive discretion, may determine to cause Multi-Strategy Series M to repurchase Units from Members pursuant to written tenders by Members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company offer to repurchase Units from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

      Net profits or net losses of Multi-Strategy Series M for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.

  6.  Financial Instruments With Off-Balance Sheet Risk

      In the normal course of business, the Investment Funds in which Multi-Strategy Series M invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements (Unaudited) - September 30, 2004
--------------------------------------------------------------------------------

  1.  Organization

      Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC ("the Company") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company is also registered under the Securities Act of 1933 ("1933 Act"). The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series G. The investment objective of Multi-Strategy Series G is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series G can be described as a fund of hedge funds.

      Units of Multi-Strategy Series G are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series G from each Member is $25,000 (and was $50,000 from January 1, 2003 to November 1, 2003); the minimum additional investment is $10,000.

      Citigroup Alternative Investments LLC ("CAI" or "the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series G's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series G's assets to various Investment Funds. AMACAR Partners, Inc. is the managing member of Multi-Strategy Series G and has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series G to the Board of Directors.

  2.  Significant Accounting Policies

      Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memoranda. Multi-Strategy Series G values these investments at fair value based on financial data supplied by the Investment Funds.

      a.  Portfolio Valuation

      The net asset value of Multi-Strategy Series G is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.


                                       -8-              (continued)

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements (Unaudited) - September 30, 2004 (continued)
--------------------------------------------------------------------------------


      Multi-Strategy Series G's investments in Investment Funds are carried at fair value as determined by Multi-Strategy Series G's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets will charge Multi-Strategy Series G, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

      As a general matter, the fair value of Multi-Strategy Series G's investment in an Investment Fund represents the amount that Multi-Strategy Series G can reasonably expect to receive from an Investment Fund if Multi-Strategy Series G's investment were redeemed at the time of valuation, based on information available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. Multi-strategy Series G does not take a liquidity discount on any Investment Funds held. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

      b.  Fund Expenses

      Multi-Strategy Series G bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series G's account; professional fees; costs of insurance; registration expenses; and expenses of meetings of the Board of Directors. Costs incurred in connection with the initial offering were deferred and amortized over the first twelve months of operations; costs incurred in connection with Multi-Strategy Series G's subsequent registration under the 1933 Act have been deferred and are being amortized over the twelve months commencing after the effective date of such registration statement.

      c.  Income Taxes

      Multi-Strategy Series G currently intends to operate as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Each Member will be required to report on his, her or its own annual tax return the Member's distributive share of Multi-Strategy Series G's taxable income or loss.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements (Unaudited) - September 30, 2004 (continued)
--------------------------------------------------------------------------------


      d.  Cash and Cash Equivalents

      Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account that pays money market rates and are accounted for at cost plus accrued interest.

      e.  Contributions Received in Advance

      Contributions received in advance of $5,467,150 represents subscriptions received to be credited to Members' capital accounts on October 1, 2004. Such amount is largely represented within the short term investments balance as depicted on the accompanying schedule of investments.

      f.  Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series G's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

  3.  Management Fee, Administrative Fee, Related Party Transactions and Other

      CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series G. CAI acts primarily to evaluate and select Investment Managers, to allocate assets, to establish and apply risk management procedures, and to monitor overall investment performance. In addition, CAI also provides office space and other support services. In consideration for such services, Multi-Strategy Series G will pay the Adviser a monthly management fee equal to 0.188% (2.25% on an annualized basis) of end of month Members' capital. The Adviser will pay a portion of the fee to its affiliates.

      In addition, CAI allocated certain marketing related expenses of $45,880 to Multi-Strategy Series G during the six months ended September 30, 2004.

      Placement agents may be retained by the Company to assist in the placement of Units. A placement agent affiliated with the Adviser, will generally be entitled to receive a fee from each investor in the Company whose Units the agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

      Citigroup Global Markets, Inc. ("CGM"), an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc. serves as a placement agent of the Multi-Strategy Series G Units. For the six months ended September 30, 2004, CGM earned $766,815 in placement fees on Multi-Strategy Series G Units. Such fees are deducted from an investor's gross contribution amount.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements (Unaudited) - September 30, 2004 (continued)
--------------------------------------------------------------------------------


      The Company has entered into agreements with third parties to act as additional placement agents for Multi-Strategy Series G Units. Placement fees may range from 0 to 3%. In addition, the Adviser, and/or its affiliates, will pay the placement agents an annual fee, payable monthly in arrears. The fee shall be paid from the Adviser's own resources (or those of its affiliates).

      Multi-Strategy Series G pays CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain expenses. CAI, as Administrator, has retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of PNC Bank, N.A., to assist in the performance of its administrative duties. PFPC provides certain accounting, record keeping, tax and investor related services.

      Each Director who is not an "interested person" of Multi-Adviser Hedge Fund Portfolios LLC, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $500. Such Director fees are allocated to each series pro-rata, based on the relative net assets of each series. Any Director who is an "interested person" does not receive any annual or other fee from Multi-Adviser Hedge Fund Portfolios LLC. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series G for the six months ended September 30, 2004 were $12,528.

      PFPC Trust Company (an affiliate of PNC Bank, N.A.) serves as custodian of Multi-Strategy Series G's assets and provides custodial services for Multi-Strategy Series G. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series G.

  4.  Securities Transactions

      The following table lists the aggregate purchases, proceeds from sales of Investment Funds, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation as of September 30, 2004. At September 30, 2004, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes.

                                                  Period to Date    Inception to
                                                                        Date
      Aggregate purchases                           $86,000,000     $185,447,752
      Aggregate proceeds from sales                 $ 2,928,711     $ 19,341,752
      Gross unrealized appreciation                 $   820,877     $  9,561,259
      Gross unrealized depreciation                 $ 1,364,368     $  1,381,039
      Net unrealized appreciation (depreciation)    $  (543,491)    $  8,180,220

      Receivable from investment funds represents partial redemptions as of September 30, 2004.

  5.  Contributions, Redemptions, and Allocation of Income

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements (Unaudited) - September 30, 2004 (continued)
--------------------------------------------------------------------------------

      Generally, initial and additional subscriptions for Units may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for Units in Multi-Strategy Series G. The Board of Directors from time to time and in its complete and exclusive discretion, may determine to cause Multi-Strategy Series G to repurchase Units from Members pursuant to written tenders by members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company offer to repurchase Units from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

      Net profits or net losses of Multi-Strategy Series G for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.

  6.  Financial Instruments With Off-Balance Sheet Risk

      In the normal course of business, the Investment Funds in which Multi-Strategy Series G invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.